UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 3/27/2013

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

The registrant, referred to below as the Parent, and certain of its affiliated entities have entered into a loan, security and guarantee agreement and related pledge agreement to replace the registrant’s existing credit agreement, all as described more fully in this current report.

Senior Secured Credit Facilities

Overview

On March 27, 2013, Kraton Polymers U.S. LLC, (the “Initial U.S. Borrower”), along with, Kraton Polymers Nederland B.V. (the “Initial Dutch Borrower” and together with the Initial U.S. Borrower, the “Borrowers” and each a “Borrower”), Kraton Performance Polymers, Inc. (“Parent”), Kraton Polymers LLC (“KPLLC”), Elastomers Holdings LLC (“Elastomers”) and Kraton Polymers Capital Corporation (“KPCC”) (together with Parent, the “Guarantors”), entered into a loan, security and guarantee agreement (the “Loan Agreement”) and related pledge agreement (the “Pledge Agreement”) with certain lenders and Bank of America, N.A., as administrative agent and collateral agent, to establish a new asset-based revolving credit facility consisting of a U.S. senior secured revolving credit facility and a Dutch senior secured revolving credit facility (the “Senior Secured Credit Facilities”), to replace the existing senior secured credit facility established pursuant to the credit agreement dated as of February 11, 2011 as amended, among Kraton Performance Polymers, Inc., as a guarantor, Kraton Polymers LLC, as borrower, the other guarantors named therein, the lenders named therein and Bank of America, N.A., as administrative agent (the “Existing Senior Secured Credit Facilities”).

The Loan Agreement provides for senior secured financing of up to $250 million consisting of:

(1)	a $150 million U.S. senior secured revolving credit facility, of up to which $30 million may be utilized for the issuance of letters of credit, and of up to which the lesser of (a) $15 million and (b) 10% of the U.S. revolver commitments may be made available as short-term borrowings upon same-day notice, referred to as swingline loans, provided the amount of such swingline loans does not exceed U.S. borrowing availability at the time of funding; and

(2)	a $100 million Dutch senior secured revolving credit facility, of up to which $20 million may be utilized for the issuance of letters of credit, and of up to which the lesser of (a) $10 million and (b) 10% of the Dutch revolver commitments may be made available as short-term borrowings upon same-day notice, referred to as swingline loans.

The Borrowers may request up to an aggregate of $100 million of additional revolving facility commitments of which up to an aggregate of $40 million may be additional Dutch revolving facility commitments, subject to additional conditions described in the Loan Agreement, and provided that the U.S. revolver commitment is at least 60% of the commitments after giving effect to such increase.

Interest Rates and Fees

U.S. borrowings under the U.S. revolving credit facility (other than swingline loans) bear interest at a rate equal to, at the applicable Borrower’s option, either (a) a base rate determined by reference to the greatest of (1) the prime rate of Bank of America, N.A., (2) the federal funds rate plus 0.50% and (3) LIBOR plus 1.0%, or (b) a rate based on LIBOR, in each case plus an applicable margin. U.S. swingline loans shall bear interest at a base rate determined by reference to the greatest of (1) the prime rate of Bank of America, N.A., (2) the federal funds rate plus 0.50% or (3) LIBOR plus 1.0%, in each case plus an applicable margin.

Dutch borrowings under the Dutch revolving credit facility bear interest at a rate equal to, at the applicable Borrower’s option, either (a) a fluctuating rate, with respect to Euros, Pounds Sterling and Dollars outside of the U.S. and Canada, equal to the rate announced by the European Central Bank and used as a base rate by the local branch of Bank of America in the jurisdiction in which such currency is funded, or (b) a rate based on LIBOR, in each case plus an applicable margin.

The applicable margin is subject to a minimum of 0.5% and a maximum of 1.0% with respect to U.S. base rate loans, and a minimum of 1.5% and maximum of 2.0% for foreign base rate borrowings and LIBOR loans. The applicable margin is subject to adjustment based on the Borrowers’ excess availability for the most recent fiscal quarter.

In addition to paying interest on outstanding principal under the Senior Secured Revolving Credit Facilities, the Borrowers will be required to pay a commitment fee in respect of the unutilized commitments at an annual rate of 0.375% times the average daily amount by which the Dutch revolver commitments exceed the Dutch revolver exposure and 0.375% times the average daily amount by which the U.S. revolver commitments exceed the U.S. revolver exposure, as well as pay letter of credit fees and agency fees.

Guarantees and Security

All secured obligations under the Loan Agreement are unconditionally guaranteed by Parent, the Initial U.S. Borrower, KPLLC, KPCC, Elastomers and all other U.S. Borrowers and U.S. Guarantors. The foreign facility secured obligations and the agreements of the foreign borrowers are also unconditionally guaranteed by the Dutch Borrowers and the Dutch Guarantors.

All secured obligations under the Loan Agreement are secured by specified assets of the U.S. Borrowers and U.S. Guarantors (other than Parent), and the Dutch facility secured obligations are further secured, subject to certain exceptions, by specified assets of the Dutch Borrowers and Dutch Guarantors, including (a) accounts, (b) inventory, (c) chattel paper, instruments, letters of credit, general intangibles (other than intellectual property), as each of the aforementioned relates to accounts or inventory, (d) commodities accounts, deposit accounts and securities accounts, to the extent any proceeds of the collateral described in (a) through (c) above are deposited therein, (e) monies, cash and deposits, including cash collateral to the extent related to the foregoing, and (e) all accessions to, substitutions for, replacements and proceeds of the foregoing.

All secured obligations under the Loan Agreement are also secured by certain equity interests pledged by Parent, Initial U.S. Borrower, KPLLC and Elastomers pursuant to the Pledge Agreement.

Payments and Prepayments

The Borrowers are permitted to voluntarily prepay outstanding revolver loans from time to time, without penalty or premium, other than customary breakage costs with respect to LIBOR loans. If a disposition of U.S. facility collateral not in the ordinary course of business results in cash consideration in excess of $5 million, all net proceeds from such disposition must be applied to the U.S. revolver loans or used to cash collateralize U.S. letters of credit, but only if, after giving the proposed disposition pro forma effect, the U.S. availability would be less than 15% of the U.S. line cap (the lesser of the U.S. revolver commitments and the U.S. borrowing base). If a disposition of Dutch facility collateral occurs not in the ordinary course of business, then all net proceeds from such disposition must be either applied to the Dutch revolver loans or used to cash collateralize the Dutch letters of credit. The Senior Secured Credit Facilities are scheduled to terminate on March 27, 2018 unless earlier termination is required or later termination is agreed upon under the terms of the Loan Agreement.

Certain Covenants and Events of Default

The Loan Agreement contains a number of negative covenants that restrict the operations and business of the Borrowers and Guarantors and their restricted subsidiaries, including, among other things and subject to certain significant exceptions: (i) limitations on liens; (ii) limitations on mergers and consolidations; (iii) limitations on sales of assets outside of the ordinary course of business; (iv) limitations on the incurrence and existence of debt; (v) limitations on restricted payments; (vi) limitations on investments, loans, advances and acquisitions; and (vii) limitations on transactions with affiliates.

The covenants limiting distributions, acquisitions, investments, and payments of debt each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that (i) pro forma excess availability must be at least 25% of the lesser of the Senior Secured Credit Facilities commitments and the borrowing base for 30 days preceding and 30 days after such otherwise restricted action or (ii) both (a) the pro forma fixed charge coverage ratio for Parent and its restricted subsidiaries must be greater than 1.1 to 1.0 and (b) excess availability must be at least 17.5% of the lesser of the Senior Secured Credit Facilities commitments and the borrowing base for 30 days preceding and 30 days after such otherwise restricted action. The covenant limiting the incurrence and existence of debt permits the incurrence of indebtedness, subject to certain conditions including that, for the four consecutive fiscal quarters prior to such actions, the total leverage ratio would be less than or equal to 5.0 to 1.0, calculated pro forma as if such debt had been incurred and the proceeds applied.

The Loan Agreement also contains a financial covenant that if either (a) excess availability is less than the greater of (i) 12.5% of the lesser of the commitments and the borrowing base and (ii) $31,250,000 or (b) U.S. availability is less than the greater of (i) 12.5% of the lesser of the U.S. commitments and U.S. borrowing base and (ii) $18,750,000, then following such event, Parent and its restricted subsidiaries must maintain a fixed charge coverage ratio of at least 1.0 to 1.0 for four fiscal quarters (or for a shorter duration if certain financial conditions are met). The Loan Agreement contains certain customary events of default, including, without limitation, a failure to make payments under the facility, cross-default and cross-judgment default, certain bankruptcy events and certain change of control events.

Additionally, the Loan Agreement contains a number of affirmative covenants, including, among other things: (i) permission for certain inspections, field examinations and appraisals of properties; (ii) the delivery of financial statements and other reports; (iii) the delivery of compliance certificates and other information; (iv) the delivery of notices, including notices of default and other material matters; (v) compliance with laws and material contractual obligations; (vi) payment of obligations, including taxes and indebtedness; (vii) the maintenance of insurance; (viii) the preservation of existence; (ix) the maintenance of properties; and (x) delivery upon request of landlord and storage agreements.

Pledge Agreement

On March 27, 2013, the Initial U.S. Borrower, Parent, KPLLC and Elastomers (the “Pledgors”) entered into a Pledge Agreement (the “Pledge Agreement”) in favor of Bank of America, N.A., as collateral agent, to secure the payment of the secured obligations under the Loan Agreement. Under the Pledge Agreement, the Pledgors granted a continuing security interest in and a right to set-off against, the rights, title, and interest of the Pledgors in the collateral described therein, including: (i) the full amount of the issued and outstanding equity interests of the Initial U.S. Borrower and each current and future restricted subsidiary that is also a Guarantor, now owned or thereafter acquired by a Pledgor; which pledge does not include (a) more than 65% of the voting stock in first-tier foreign subsidiaries (or first-tier domestic subsidiaries that are disregarded entities for U.S. federal income tax purposes and that hold voting stock of a foreign subsidiary directly or through entities that are disregarded for U.S. federal income tax purposes); and (ii) all accessions and all proceeds of the foregoing.

Certain Relationships

The administrative and collateral agent and certain lenders under the Senior Secured Credit Facilities have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Borrowers and Guarantors and their affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with the Senior Secured Credit Facilities.

The foregoing summaries do not purport to be complete and are qualified in their entireties by reference to the Loan Agreement and Pledge Agreement, attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement

On March 27, 2013, Kraton Polymers LLC and Kraton Performance Polymers, Inc. repaid in full all outstanding amounts (including principal, accrued and unpaid interest, expenses and fees) payable under the Existing Senior Secured Credit Facility, and terminated the Existing Senior Secured Credit Facilities.

A summary of the terms of the Existing Senior Secured Credit Facility is included in Kraton Performance Polymers, Inc’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and is incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Loan Agreement dated as of March 27, 2013 among Kraton Performance Polymers, Inc., as a Guarantor, Kraton Polymers U.S. LLC, as a U.S. Borrower, Kraton Polymers Nederland B.V., as a Dutch Borrower, the other Guarantors named therein, the Lenders named therein, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

10.2	Pledge Agreement dated as of March 27, 2013 among Kraton Polymers U.S. LLC, as a U.S. Borrower, Kraton Polymers LLC and Kraton Performance Polymers, Inc., as Pledgors, the other Pledgors named therein, and Bank of America, N.A., as Collateral Agent for the holders of the Secured Obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON PERFORMANCE POLYMERS, INC.

Dated: April 1, 2013	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay

Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

10.1	Loan Agreement dated as of March 27, 2013 among Kraton Performance Polymers, Inc., as a Guarantor, Kraton Polymers U.S. LLC, as a U.S. Borrower, Kraton Polymers Nederland B.V., as a Dutch Borrower, the other Guarantors named therein, the Lenders named therein, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

10.2	Pledge Agreement dated as of March 27, 2013 among Kraton Polymers U.S. LLC, as a U.S. Borrower, Kraton Polymers LLC and Kraton Performance Polymers, Inc., as Pledgors, the other Pledgors named therein, and Bank of America, N.A., as Collateral Agent for the holders of the Secured Obligations.